Exhibit 10.5
SECURITIES EXCHANGE AGREEMENT
     This Securities Exchange Agreement (“Agreement”) is made and entered into as of March 28, 2006 between JMAR Technologies, Inc., a Delaware corporation (the “Company”), and Laurus Master Fund, Ltd., a Cayman Islands company (“Laurus”).
RECITALS
     A. Whereas, Laurus currently owns shares of the Company’s Series F, G and H Cumulative Convertible Preferred Stock (“Preferred Stock”);
     B. Whereas, the Company desires to issue shares from a new Series I Cumulative Convertible Preferred Stock to Laurus in exchange for all of its shares of Series F and Series H Preferred Stock and in exchange for $506,480 Stated Value of its Series G Preferred Stock, and Laurus desires to exchange such shares of Series F, G and H Preferred Stock for Series I Preferred Stock, on the terms and conditions set forth in this Agreement; and
     C. Whereas, the parties also desire to make certain amendments to the terms of the remaining shares of Series G Preferred Stock and to certain Warrants held by Laurus.
     Now, therefore, the parties agree as follows:
AGREEMENT
     1. EXCHANGE OF PREFERRED STOCK AND CERTAIN AMENDMENTS.
          1.1 Authorization. As of the Closing (as defined below) the Company will have authorized the issuance, pursuant to the terms and conditions of this Agreement, of 639,398 shares of the Company’s Series I Cumulative Convertible Preferred Stock (the “Series I Preferred Stock”) with a Stated Value of $10 per share and having the rights, preferences, privileges and restrictions set forth in the “Certificate to Set Forth Designations, Voting Powers, Preferences, Limitations, Restrictions, and Relative Rights of Series I Cumulative Convertible Preferred Stock, $.01 Par Value Per Share,” of the Company attached to this Agreement as Exhibit A (the “Certificate of Designations”).
          1.2 Agreement to Exchange Shares. At the Closing, the Company agrees to issue to Laurus 639,398 shares of Series I Preferred Stock in exchange for and in cancellation of i) 196,250 shares of Series F Preferred Stock, with a stated value of $1,962,500, ii) 50,648 shares of Series G Preferred Stock, with a stated value of $506,480, and iii) 392,500 shares of Series H Preferred Stock, with a stated value of $3,925,000. Following this exchange, Laurus shall retain a total of 145,602 shares of Series G Preferred Stock, with a stated value of $1,456,020.

          1.3 Amendments to Series G Preferred Stock. At the Closing, the terms of the remaining 145,602 shares of Series G Preferred Stock held by Laurus shall be amended as follows:
                       1.3.1 The last paragraph of Section 5 of the Certificate of Designations for the Series G Preferred Stock is hereby amended by deleting said section in its entirety and inserting the following in lieu thereof:
“In the event of any conversions of shares of Series G Preferred Stock in part pursuant to this Section 5, such conversions shall be deemed to constitute conversions of outstanding redemption amount applying to Monthly Amounts (as defined in Section 10 below) for the Repayment Dates (as defined in Section 10 below) in chronological order. By way of example, if the original stated amount of the Series G Preferred Stock is $1,456,020, the Monthly Amount is $27,822 and the Holder converted $50,000 of such original stated amount prior to the first Repayment Date, then (1) the principal amount of the Monthly Amount due on the first Repayment Dates would equal $0, (2) the principal amount of the Monthly Amount due on the second Repayment Date would equal $5,644 and (3) the principal amount of the Monthly Amount due on each of the remaining Repayment Dates would be $27,822.”
                       1.3.2 Section 8 of the Certificate of Designations for the Series G Preferred Stock is hereby amended by deleting said section in its entirety and inserting the following in lieu thereof:
     “8. Mandatory Redemption. In the event any shares of Series G Preferred Stock are outstanding on August 5, 2008, any remaining Stated Value of such shares shall be redeemed and such shares shall be cancelled, and any unpaid accrued dividends shall be paid.”
                       1.3.3 Section 10 of the Certificate of Designations for the Series G Preferred Stock is hereby amended by deleting said section in its entirety and inserting the following in lieu thereof:
     “10. Amortization.
          (a) Monthly Payments. Subject to the terms of this Section 10, the Corporation shall repay $27,822 of the original Stated Value of the Series G Preferred Stock (to the extent such amount has not been converted pursuant to Section 5 above), together with the dividend accrued to date on such portion of the original Stated Value then due and payable (collectively the “Monthly Amount”), in accordance with Section 10(b) below, on the first business day of each consecutive calendar month (each, a “Repayment Date”), beginning on February 1, 2007.
          (b) Cash or Common Stock. Subject to the terms hereof, the Corporation has the sole option to determine whether to satisfy payment of the Monthly Amount in full on each Repayment Date either in cash or in registered shares of Common Stock, or a combination of both. The Corporation shall deliver to the Holder a written irrevocable notice in the form of Exhibit B attached hereto electing to pay such Monthly Amount in full on such Repayment Date in either cash or registered Common Stock, or a combination of both (“Repayment Election Notice”). Such Repayment Election Notice shall be delivered to the Holder at least ten (10) days prior to the applicable Repayment Date (the date of such notice being hereinafter referred to as the “Notice Date”). If such Repayment Election Notice is not delivered within the prescribed period set forth in the preceding sentence, then the repayment shall be made in either cash or shares of Common Stock on the same terms hereunder at the Holder’s sole option. If the Corporation elects or is required to repay all or a portion of the Monthly Amount in cash on a Repayment Date, then on such Repayment Date the Corporation shall pay to the Holder an amount equal to 102% of the Monthly Amount in satisfaction of such obligation. If the Corporation repays all or a portion of the Monthly Amount in shares of Common Stock, the number of such shares to be issued for such Repayment Date shall be the number determined by dividing (x) the portion of the Monthly Amount to be paid in shares of Common Stock, by (y) the Conversion Price (as defined herein) as of such date.
          (c) No Effective Registration. Notwithstanding anything to the contrary herein, the Corporation shall be prohibited from exercising its right to repay the Monthly Amount in shares of Common Stock (and must deliver cash in respect thereof) on the applicable Repayment Date if at any time from the Notice Date until the time at which the Holder receive such shares (i) there fails to exist an effective registration statement or the holder cannot sell the shares pursuant to Rule 144(k), or (ii) an Event of Default hereunder exists or occurs, unless otherwise waived in writing by the Holder in whole or in part at the Holder’s option.
          (d) Share Price/Issuance Limitations. Notwithstanding anything to the contrary herein, if the closing price of the Common Stock as reported by Bloomberg, L.P. on the Principal Market for any of the 11 trading days preceding a Repayment Date was less than 118% of the Conversion Price, and the Corporation has elected to pay all or a portion of the Monthly Amount in shares of Common Stock, then, in lieu of the Corporation delivering the required number of shares of Common Stock on the Repayment Date, Corporation shall pay the Monthly Amount, or the unconverted part thereof, in cash.
          (e) Deemed Conversions. Any repayment of the Monthly Amount in shares of Common Stock pursuant to the terms hereof shall constitute and be deemed a conversion of such portion of the applicable Stated Value of the Series G Preferred Stock for all purposes under this Certificate and the Purchase Agreement (as defined herein) (except as otherwise provided herein).
          (f) Deemed Ownership. In the case of the exercise of the conversion rights or payment of the Monthly Amount set forth herein the conversion privilege shall be deemed to have been exercised and the shares of Common Stock issuable upon such conversion or Repayment shall be deemed to have been issued upon the date of receipt by the Corporation of the Notice of Conversion or on the Repayment Date if the Monthly Amount is paid in shares of Common Stock, as the case may be. The person or entity entitled to receive Common Stock issuable upon such conversion shall, on the date such conversion privilege is deemed to have been exercised and thereafter, be treated for all purposes as the record holder of such Common Stock.”
          1.4 Amendments to Warrants. Laurus is the owner of the following Warrants: i) Warrant to purchase 50,000 shares, dated February 5, 2004, with an original exercise price of $3.42, ii) Warrant to purchase 50,000 shares, dated February 5, 2004, with an original exercise price of $3.61, and iii) Warrant to purchase 100,000 shares, dated February 5, 2004, with an original exercise price of $3.82 (collectively, the “February 2004 Warrants”). Effective on the Closing Date, the February 2004 Warrants shall be amended as follows:
               1.4.1 The Exercise Price (as defined therein) of each of the February 2004 Warrants shall be reduced to $1.16;
               1.4.2 Section 2.2(b) of each of the February 2004 Warrants shall be amended to delete the first paragraph thereof and insert the following in lieu thereof:
     ”(b) Notwithstanding any provisions herein to the contrary, if the Warrant is exercisable and a Registration Statement (as defined in the Registration Rights Agreement) covering the Warrant Shares that are the subject of the Exercise Notice is not available for the resale of such Warrant Shares, the Holder may elect to receive shares of Common Stock which are freely tradable under Rule 144(k) equal to the value (as determined below) of this Warrant (or the portion thereof being exercised) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Exercise Notice in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:”
               1.4.3 Each of the February 2004 Warrants shall not be exercisable during the period commencing on the Closing Date and continuing until six months after the Closing Date.
     2. CLOSING.
     Subject to the terms and conditions herein, the closing of the transactions contemplated hereby (the “Closing”) shall take place on the date hereof or at such other time or place as the Company and Laurus may mutually agree (such date is hereinafter referred to as the “Closing Date”).
     3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
     The Company hereby represents and warrants to Laurus as follows:
          3.1 Organization, Good Standing and Qualification. The Company has been duly incorporated and organized, and is validly existing in good standing, under the laws of the State of Delaware. The Company has the corporate power and authority to enter into and perform this Agreement, to own and operate its properties and assets, and to carry on its business as currently conducted and as presently proposed to be conducted.
          3.2 Due Authorization. All corporate action on the part of the Company necessary for the authorization, execution, delivery of, and the performance of all obligations of the Company under this Agreement, the authorization, issuance, reservation for issuance and delivery of all of the shares of Preferred Stock being exchanged under this Agreement has been taken, and this Agreement constitutes, valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or others laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) the effect of rules of law governing the availability of equitable remedies.
               Valid Issuance of Stock. The Series I Preferred Stock, when issued and paid for as provided in this Agreement will be duly authorized and validly issued, fully paid and nonassessable. The shares of Common Stock issuable upon conversion of the Series I Preferred Stock have been duly and validly reserved for issuance upon conversion thereof and, when issued upon such conversion in accordance with the Certificate of Designations will be duly authorized and validly issued, fully paid and nonassessable.
     4. REPRESENTATIONS, WARRANTIES AND CERTAIN AGREEMENTS OF LAURUS.
     Laurus hereby represents and warrants to, and agrees with, the Company as follows:
          4.1 Authorization. This Agreement constitutes Laurus’ valid and legally binding obligation, enforceable in accordance with its terms except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) the effect of rules of law governing the availability of equitable remedies. Laurus represents that it has full power and authority to enter into this Agreement.
          4.2 Purchase for Own Account. The Series I Preferred Stock to be issued to Laurus hereunder will be acquired for investment for Laurus’ own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the 1933 Act (other sales than pursuant to an effective registration statement under the Securities Act of 1993, as amended or sales pursuant to Rule 144(k)).
          4.3 Disclosure of Information. Laurus has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Preferred Stock to be received by Laurus under this Agreement. Laurus further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the issuance of the Preferred Stock and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to Laurus or to which Laurus had access. The foregoing, however, does not in any way limit or modify the representations and warranties made by the Company in Section 3.
          4.4 Accredited Investor Status. Laurus is an “accredited investor” within the meaning of Regulation D promulgated under the 1933 Act.
     5. CONDITIONS TO LAURUS’ OBLIGATIONS AT CLOSING.
     The obligations of Laurus under this Agreement are subject to the fulfillment or waiver, on or before the Closing, of each of the following conditions:
          5.1 Representations and Warranties True. The representations and warranties of the Company contained in Section 3 shall be true and correct on the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.
          5.2 Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein.
     6. CONDITIONS TO THE COMPANY’S OBLIGATIONS AT CLOSING.
     The obligations of the Company under this Agreement are subject to the fulfillment or waiver, on or before the Closing, of each of the following conditions:
          6.1 Representations and Warranties. The representations and warranties of Laurus contained in Section 4 shall be true and correct on the date of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.
          6.2 Performance. Laurus shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein
     7. TRADING LIMITATIONS. Laurus agrees to limit its sale of those shares which are issuable upon conversion of the Series I Preferred Stock to no more than a number of shares per trading day equal to 20% of the average daily trading volume of JMAR Common Stock during regular trading hours as reported by Nasdaq for the calendar week preceding the date of sale. Laurus further agrees to limit its sale of those shares which are issuable upon exercise of the February 2004 Warrants to no more than a number of shares per trading day equal to 10% of the average daily trading volume of JMAR Common Stock during regular trading hours as reported by Nasdaq for the calendar week preceding the date of sale.

     8. GENERAL PROVISIONS.
          8.1 Survival of Warranties. The representations, warranties and covenants of the Company and Laurus contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closings and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of Laurus or the Company, as the case may be.
          8.2 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.
          8.3 Governing Law. This Agreement shall be governed by and construed under the internal laws of the State of New York as applied to agreements among New York residents entered into and to be performed entirely within New York, without reference to principles of conflict of laws or choice of laws.
          8.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
          8.5 Headings. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference.
          8.6 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address as set forth on the signature page hereof and to Laurus at the address set forth on the signature page hereto for, with a copy in the case of Laurus to John E. Tucker Esq. 825 Third Avenue, New York, NY 10022, facsimile number (212) 541-4434, or at such other address as the Company or Laurus may designate by ten days advance written notice to the other parties hereto.
          8.7 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Laurus.
          8.8 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

          8.9 Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings duties or obligations between the parties with respect to the subject matter hereof.
          8.10 Further Assurances. From and after the date of this Agreement, upon the request of Laurus or the Company, the Company and Laurus shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.
     IN WITNESS WHEREOF, the parties hereto have executed this Securities Exchange Agreement as of the date set forth in the first paragraph hereof.

JMAR Technologies, Inc.		Laurus Master Fund, Ltd.

By:	/s/ Dennis E. Valentine	By:	/s/ Eugene Grin

Name: Dennis E. Valentine		Name: Eugene Grin
Title: Chief Financial Officer		Address:	LAURUS MASTER FUND, LTD.
Address: 10905 Technology Place			c/o Ironshore Corporate Services Ltd.
San Diego, California 92127			P.O. Box 1234 G.T., Queensgate House, South Church Street Grand Cayman, Cayman Islands